Exhibit 10.42(d)

Maximum Amount Personal Joint Responsibility Guarantee

NO. BZ162618000112

To: Bank of Jiangsu, Shenzhen Sub-branch

To ensure the performance of Creditor’s right, the guarantor agrees to provide joint responsibility and promises as follows:

Article 1 The guaranteed debt

“Maximum Amount Comprehensive Credit Line Contract” signed by bank and debtor  Icon Energy System (Shenzhen) Company Limited, and the contract number is “SX162618000785”

The guaranteed debt means all the debt under the master contract.

The master contract includes the main contract and other signed contract under the master contract.

Article 2 Primary credit and period

Except the period determined or agreed separately in accordance with the laws, the actual credit under the master contract consists of the primary credit of the contract in the below period:      A     .

A. From the effective date of “maximum amount comprehensive credit line contract” in article one to the expiration date of facility period stipulated in this contract and amendments or supplements.

B. From ___ year __ month ___ day __ to __ year __ month __ day under article one of this contract.

Article 3 Guarantee Covers

The principal and interest (including punitive interest and compound interest) of all loans (credit) outstanding between debtor and Creditor according to the master contract, the punitive sum that debtor should pay to Creditor; compensation and other expenses Creditor charges for realizing its creditor’s rights (including but not limited legal fees, arbitration fees, property preservation fees, execution fees, valuation fees, auction fees, attorneys’ fees, travelling fees, etc.).

Article 4 Guaranty Method

Guarantor voluntarily provides the joint liability guarantee, when debtor does not perform its obligations related to the debt according to the master contract, no matter what other guarantee Creditor has for ensuring the creditor’s rights under the master contract (including but not limited to guarantees, mortgages, pledges, etc.), Creditor has the right to ask guarantor to take guarantee responsibilities within guarantee coverage.

Article 5 Maximum amount of the guaranty

The maximum amount which the guarantee assumed hereunder is at most no more than RMB 10 million only. The maximum amount of guaranty hereon is the loan principal balance by total amount (meaning the line of credit deducting the amount of cash deposit) of use of loans and facility actually under the master contract signed between creditor and debtor and in the period as mentioned in the contract deducting amounts repaid, excluding the proceeds of payable except the principal stipulated in article 3, such as interest expenses and penalties, etc., but the guarantee shall still assume the joint liquidated liability.

The guarantor agrees that the debtor can recycle the loans under master contract, and agrees that the debtor can adjust the credit line of all kinds of loans within the line of credit hereunder, and the guarantor shall assume the joint guarantee liability.

Article 6 Warranty Period

The warranty period of this contract is from the effective date of this contract to 2 years after the maturity date of the debts (including deferred loans) under master contract.

Article 7 Changes of Master contract

The warranty obligations of this contract will not be affected by any changes (including but not limited to modifying, supplying and deleting etc.) of the master contract agreed by creditor and debtor except the amount of the loan. If creditor and debtor agree with delaying to repay the debt, this contract is still effective.

Creditor may transfer its creditor’s right to a third party legally, and guarantor shall assume the same warranty responsibilities as before.

Article 8 Independence of this guarantee

This guarantee is independent of the master contract ,the effectiveness of this guarantee is not affected if the master contract is invalid completely or partly. If the master contract is considered as invalid, guarantor assumes joint security responsibility to the debt resulting from debtor’s returned property or pay for the damage. Guarantor promises to supervise debtor’s use the loan (credit), and if debtor changes the purpose of the loan (credit), guarantor still assumes warranty responsibility.

Any tolerance, extension, privilege or delay from creditor to guarantor for exercising of its rights under this contract does not affect, injure and limit the rights creditor enjoys according to this contract and laws and regulations, and cannot be considered as the abdication of the related right according this contract, and will not affect the obligations of guarantor under this contract.

The efficacy of this guarantee will not be affected by any contract, agreement, and guarantee, and tacit agreement, or dispute.

Warranty obligations of guarantor (including the inheritor, assignee and conservator of guarantor) are continuous, and have no effect on any change of guarantor and debtor (including but not limited in division, merger, reorganization, transactions of property right and operational right). If debtor’s subject qualification ceases to exist before debtor repays all debt to creditor, or creditor announces its subject qualification ceases to exist within 6 months since debtor repaid all debt result in the foregoing repayment become invalid, the warranty obligations under this contract are still effective.

Article 9 Guaranty

Guarantor agrees to assume warranty responsibility by all his property (including family possessions; since the date of signing this guarantee, guarantor will not allowed to dispose the above property without Creditor’s consent, if Creditor thinks it is necessary that the above property can be guaranteed, mortgaged or pledged, guarantor promise to assist to process above procedures.

During the warranty period, guarantor promises that he will not provide guarantee which exceeds his warranty ability to a third party. If the above property is insufficient to afford the guarantee responsibility, guarantor promises to assume repayment responsibility for the insufficient part.

If Creditor feels necessary, guarantor agrees to provide the list of all his assets, and evaluate the assets on the list, guarantor will pay any valuation fee. Guarantor promises that he enjoys ownership and the right of disposal of all assets on the list.

Article 10 Advanced Guarantee Responsibilities

During the warranty period, when any default under master contract or other situations which is considered as can affect the realization of creditor’s right by Creditor happen, Creditor can announce the debt immediately due and payable, and has the right to ask the guarantor to assume security responsibility on the date announced by Creditor, guarantor agrees to assume the security responsibility as Creditor requested.

Article 11 Receiving Payables

Creditor has the right to take payment from guarantor’s account in bank of Jiangsu for all payables of guarantor in the range of warranty coverage. If the payment is foreign currency, it will be calculated according to the rate Creditor announced on the day.

Article 12 Other Items

1. During warranty period, Creditor has the right to supervise the funds and financial condition of guarantor, and guarantor should provide true information.

2. Guarantor authorizes the Creditor to claim for creditor’s due right, the money collected should be repaid Creditor to the Creditor as priority.

3. If the loan, which is under the master contract or a specific credit business of the master contract, is not paid as agreed, or is changed the way of payment, guarantor shall still assume security responsibility.

Article 13 Settlement of Dispute

When there is any dispute in performing the contract, both parties should settle the dispute through negotiations at first, if negotiations cannot reach an agreement, both parties can apply to the people’s court of shenzhen.

During the litigation or arbitration period, the items of this contract which are not involved in the dispute still should be performed.

Article 14 Becoming Effective

This guarantee comes into force as of being signed by guarantor

Article 15 Statements

1. Guarantor knows the business scope and limits of authority of Creditor.

2 The guarantor has read the contract comprehensively and carefully and fully understands the master contract entered into between creditor and debtor, upon the request of guarantor, the creditor has made the terms interpretation accordingly as for the master contract and the contract hereunder, and the guarantor is fully aware of and understands all the terms of the master contract and the contract hereunder, and signed this contract with willingly. The guarantor is fully aware of the legal consequences for the conclusion and performance of the master contract and the contract hereunder may give rise to, and fully confirms the obligations related to this contract.

3. Guarantor has the right to sign this guarantee.

4. Guarantor should give the consent that, Creditor might somehow authorize other affiliated institution of Jiangsu bank to perform the obligation. The performing party entitles all the rights and obligations under this contract and the affiliated credit line contracts, the performing party reserves the rights to appeal a resolution of dispute if necessary.

5. This guarantor irrevocably authorizes Jiangsu bank co., ltd from the date of signing this contract to the date of termination of its business under this contract to inquire about all kinds of information related to the guarantor through channels including but not limited to state administrative organs, government departments, business management agencies, social third-party data platforms, network media, etc. This guarantor is aware of the legal consequences that may result from providing the above-mentioned non-public information.

6. It should be noticed to Creditor in writing of any changes of guarantor’s abode, postal address, contact number etc. in 10 days after the changes happen. It will be considered as if the information has been delivered if Creditor sends related notices and documents according to the primary address on file if the guarantor does not provide such notice.

7. If a notary agency mandates enforceable status to this contract, guarantor agrees to be enforced by the legislative body and gives up the right of defense.

Guarantor (signature):	/s/ Dangyu Pan